FOR IMMEDIATE RELEASE

NTS Acquires Customers and Cable Assets in Western Texas

-  Establishes NTS as Only Land-based Provider of Cable in Acquired Markets -

Lubbock, TX – May 2, 2011 – XFONE, Inc. (NYSE Amex and TASE: XFN) (“Xfone” or “the Company”) announced a definitive agreement between its wholly-owned subsidiary, NTS Communications, Inc. (“NTS”) and Cobridge Telecom, LLC for the purchase of approximately 2,400 cable customers as well as equipment in Levelland, Littlefield, Morton and Colorado City, Texas.

Guy Nissenson, President and CEO of Xfone, stated, “These customers are in markets such as Levelland, where we currently offer state of the art Fiber-To-The-Premise (FTTP) Triple Play service, or in markets where we are in the process of expanding into.  With this acquisition, in these markets, we will be the only provider of subscription video excluding satellite – a long term goal of ours. We look forward to providing these customers with excellent service and offering them the opportunity, over time, to upgrade their service to include high speed Internet, Voice and enhanced Video.”

Mr. Nissenson continued, “We see this as a great opportunity to accelerate market penetration, provide higher service to these valued customers and increase overall revenues and profitability.”

The transaction is expected to close in June 2011.

About XFONE, Inc.

Xfone is a provider of high speed broadband services, including Internet access, digital cable TV programming and local and long distance telephone service to residential and business customers in northern Texas and southeastern Louisiana.  Xfone's Fiber-To-The-Premise (FTTP) network provides one of the fastest internet connections available.  The Company currently has operations in Texas, Mississippi and Louisiana and also serves customers in Arizona, Colorado, Kansas, New Mexico and Oklahoma.  For the company's website, please visit: www.xfone.com.

About Cobridge Communications

Headquartered in St. Louis, Missouri, Cobridge Communications provides telecommunications services including state-of-the-art television, high-speed Internet, telephone, and business class services. Cobridge Communications operates primarily in rural and suburban markets across seven states. For more information, please visit www.cobridge.net.

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." XFONE's financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Contact Details:

Investor Relations Contact John G. Nesbett/Jennifer Belodeau Institutional Marketing Services (IMS) Tel: 1.203.972.9200. E-mail: jnesbett@institutionalms.com	Company Contact Niv Krikov, CFO Tel: 1.806.771.1181 E-mail: niv@xfone.com